UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 25, 2010 (May 20, 2010)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a), (b)  Coventry Health Care, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on May 20, 2010.  An aggregate of 131,537,641 shares of Common Stock, or 88.86% of the Company’s outstanding shares, were represented at the meeting either in person or by proxy.  Five proposals were submitted for stockholder approval at the 2010 Annual Meeting of Stockholders.  Each of the proposals are described in detail in the Company’s proxy statement distributed in connection with the meeting. The final results for the votes regarding each proposal are set forth below.

(i)	Each of the following nominees was duly elected to serve as a director of the Company:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
L. Dale Crandall	114,283,792	11,915,877	202,946	5,135,026
Elizabeth E. Tallett	117,796,150	8,420,954	185,511	5,135,026
Allen F. Wise	122,424,515	3,886,430	91,670	5,135,026
Joseph R. Swedish	125,003,325	1,196,798	202,492	5,135,026
Michael A. Stocker, M.D.	125,016,390	1,212,951	173,274	5,135,026

(ii)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2010 was duly adopted:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
129,797,630	1,656,096	83,915	0

(iii)	A stockholder proposal regarding political contributions failed to receive the affirmative vote of the majority of shares represented at the meeting and entitled to vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,310,875	44,952,085	43,139,655	5,135,026

(iv)	A stockholder proposal related to reporting on pay disparity failed to receive the affirmative vote of the majority of shares represented at the meeting and entitled to vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,306,102	114,970,252	5,126,261	5,135,026

(v)	A stockholder proposal regarding multiple performance metrics failed to receive the affirmative vote of the majority of shares represented at the meeting and entitled to vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
51,319,150	74,934,083	149,382	5,135,026

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Stelben
John J. Stelben
Interim Chief Financial Officer

Dated:	May 25, 2010

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